Exhibit 99.2

Karat Packaging, Inc.
First Quarter 2021 Earnings
May 27, 2021

CORPORATE PARTICIPANTS Alan Yu – Chief Executive Officer Ann Sabahat – Chief Financial Officer

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PRESENTATION

Operator

Our first question will come from Michael Hoffman with Stifel. Please go ahead.

Michael Hoffman

Thank you very much, Alan, and congratulations on your first public company earnings call. I'd like to start with the backdrop on demand and your ability to fulfill. We understand broadly that the restaurant and food services industry sort of ramped up order activity, and I'd like to sort of tease out the strength of your supplier network and how you've been able to continue to meet your fulfillment and, in part, because of the quality of that supplier network. So, the customer is getting fulfilled. Even if the overall demand is super high, you're still meeting their fulfillment needs?

Alan Yu

Michael, thank you for your question. Well, first of all, when the economy opened up in March, we did--we were expecting an increase in the demand for packaging, and we added--we did order some--procured (sp) more product oversee in the month of February. And when the economy really actually opened up end of March and April, we actually saw a sharper increase in demand, which really drove the entire industry in a distress on the supply and chain matters. If we were just to supply our existing customers (inaudible) been the perfect world, but all of a sudden, all of our--not only our existing national chain (sp) accounts other chain accounts that we hadn't been working with, we were in (sp) discussion came to us for assistance--asked for assistance. And that's when our supply chain also got kind of off balance, just like everyone else. And we’ve been ordering more product from (sp) overseas to overcome this issue. It has to become better in terms of helping the other national chains and, as well as our existing customers. So, that's something that we are doing our best to supply product to our existing customers, which we have a little problem issue (sp) with. But the new customers that are coming to toward us for the assistance, we're doing our best in terms of helping them out on that part.

Michael Hoffman

So, there's been an opportunity to gain share, as well as continue to meet your current customers, fulfilling their needs (sp)?

Alan Yu

That is correct.

Michael Hoffman

Okay. And then, from (inaudible) alluded to cost increases between raw material and freight, how do you profile with this sort of the pathway to price increases from a modeling standpoint? Are we looking at these predominantly pass-through, so it's an increase in revenue (sp) and offset to expense, and so, by its nature would be margin dampening, but that's not necessarily a bad thing. Just you're offsetting expenses as opposed to gaining any revenue on it?

Alan Yu

Well, I would say (sp) that we are gaining revenue at the same time by passing through the increase and expenses, and just also, we’re increasing our margins from the revenue side and also on the margin side by selling our product offering it online. This is where we see a key driver for our margin. It's selling a product online, and that is something that we focused last year and we continue to focus this year. And this is something that we're very supportive of, our e-commerce sectors that we want to make sure that those customers are out there. They're not (sp) able to get their product through local distributors are able to purchase online and get their products to meet their store (sp) needs.

Karat Packaging, Inc. May 27, 2021, 5:00 PM Eastern

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Michael Hoffman

Okay. So, last two for me. Did you have very big PPE build in 1Q ‘20 that you had to overcome, or is that real over (sp) that tough comparison is really in 2Q ‘21 versus 2Q ‘20?

Ann Sabahat

Michael, this is Ann speaking.

Michael Hoffman

Go ahead.

Ann Sabahat

Michael--that was a great question, Michael. So, in Q1 of 2021, we saw PPE revenue at 800,000 compared to 2.5 million in Q1 of 2020 with the--we saw negative contribution margin in Q1 of 2020 compared to 68% year-over-year. So, we definitely do not see the PPE trend continuing. We'll see it be less than 1 million or less than $500,000 per quarter for the rest of the year. So, the impact would be very minimal.

Michael Hoffman

Okay. And so, you have a tougher comparer (sp) in 2Q, but you've also demonstrated in 1Q that you're offsetting those comparisons. Your expectation in 2Q would be to offset a really strong--you did almost 19 million of PPE in 2Q of 2020. So, your anticipation is that you'll offset that because of the demand side.

Ann Sabahat

That is correct.

Michael Hoffman

Okay. Will you give us some sense of how we should think about how revenues are going to fall and aggregate EBITDA ranges for 2Q given the level of price increases you've been doing?

Ann Sabahat

So, Michael, can you please clarify that question? I just want to make sure I address it to the point.

Michael Hoffman

Yeah. I probably didn't ask it very well. Okay. What is--how would you frame how 2Q ‘21 is going to come out from our sales and EBITDA and overcoming PPE and the level of price increases you've been pushing through to offset freight labor? And then, there's some demand driven pricing, because things are so--there's such strong interest in some of your products. How do we think about what 2Q earnings and revenue (sp) sales and EBITDA are going to look like for 2020?

Ann Sabahat

That is a great question, Michael. So, in Q1--to address Q2, I'll share a little bit with Q1. So, in Q1, we have grown our revenue 18.1% year-over-year without including PPE. Without PPE, we have grown 22% year-over-year. So, we will continue to see that, in Q2 of 2021, our growth will continue to be exceeding that 18%, excluding PPE. So, basically, we're going to be growing our organic growth above 30%. This is what we're seeing for Q2 of 2021.

Karat Packaging, Inc. May 27, 2021, 5:00 PM Eastern

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Michael Hoffman

Okay. Thank you very much. Congratulations on the first quarter.

Ann Sabahat

Thank you.

Operator

Our next question will come from Ryan Merkel with William Blair. Please go ahead.

Ryan Merkel

Hey. Thanks for taking the questions. First off, I was impressed with your gross margins. And I know, Alan, you mentioned online sales, but you also mentioned freight was an offset. How big was the freight headwind this quarter? And then, importantly, do you expect to cover freight costs with price increases in the second quarter?

Alan Yu

Yes, Ryan. In the first quarter, we did see freight increased significantly almost nearly 50% or more increase compared to last year 2020. And what we did was, we actually had a (inaudible) back in January, February, and March. So, we did numerous price increases in different segment of our product line. And we also are looking to continue to do price increase in April, May, and June just to see how much the freight--because the freight has continued (inaudible) in second quarters, and we are looking very carefully in terms of proactively marking up prices to offset the freight increased costs.

Ryan Merkel

Okay. So, it sounds like you're maybe still in a bit of a chase (sp) on freight. So, it's unclear at this point if freight will be a headwind or more neutral in the second quarter. Is that fair?

Alan Yu

I would say that freight in second quarter, so far in the month of--second quarter, it should be neutralized or stabilized at the point we are right now.

Ryan Merkel

Okay. Got it. Okay. And then, I wanted to dig in the online sales a bit more and what some of the drivers are. Ann mentioned the shift to e-com due to the pandemic, and that makes sense. But what else is going on? Restaurants are reopening. I think you were planning on increasing your marketing spend, adding new products. Just what else is driving that?

Alan Yu

Well, this is where we see (sp) the marketplace. The domestic manufacturer and other importers, our competitors, are struggling in terms of keeping up the capacity, even national chain accounts, convenience stores. We've seen some national chain account convenience store (sp) placing order online, just individual stores just to try--doing whatever they can possibly to make sure that they don't run out of a cup or straws or napkins or any raw material supplies. And it seems like more and more people are going online, because we've seen that other competitor of ours just are struggling in terms of keeping the demand, because there's a sharp increase in the demand in the disposal packages (sp) when all the restaurants open at the same time. So, that's where we see people are going online to find product now. And we see more and more people. And as people get used to order product online, we see that they will most likely stick with it just like ordering take-out, when people are more used to ordering take-out rather than going into a restaurant dine-in, we see that trend will continue.

Karat Packaging, Inc. May 27, 2021, 5:00 PM Eastern

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Ryan Merkel

Okay. And just lastly, the retail channel weakness. What's driving that? And do you expect that to turn around next quarter?

Alan Yu

We do see (inaudible) to turn around the next quarter as more and more retail stores are opening up. We've heard that many retail store are unable to open completely due to a lack in labor. There is a major shortage in labor in the west coast, and also anywhere that you go in the U.S. So, restaurant owners are having a challenge to overcome that. And we do see it getting--becoming better. Some states are easing off with the federal assistance. Hopefully that will help the restaurants to get the staff they need to open up--reopen their businesses.

Ryan Merkel

Great. Thanks, Alan. Nice quarter. I'll pass it on.

Alan Yu

Thank you, Ryan.

Operator

Again, if you have a question, please press star then one. Our next question will come from Jake Bartlett with Truist. Please go ahead.

Jake Bartlett

Great. Thanks for taking the question and congrats on the first earnings call. My first question, probably to you, Alan, was the mix of products. I’m wondering specifically how off-premise (inaudible) product mix is doing as well as the cup business, whether the cup business has been recovering quickly. What is really--how is the product mix shifting?

Alan Yu

Thank you, Jake. Well, during the pandemic, we saw cup business drop sharply and has come back slowly. But the first quarter, because most of the businesses are opening up, we're seeing that the restaurants are opening the cups--really reopening the cup like (inaudible. So, on the take-out side, we have seen more of a steady in terms of demands on the take-out side, but--whereas on the cup side, it has really grown sharply, especially when weather is heating up, more and more consumers are using the cups, as well as the restaurants opening in dine-in, the fast food chains are allowing customer to use their soft drink fountains. So, the demand on cup has really increased. So, that's one of the things, I think, that's pushing the shortages in supply on the cup side.

Ann Sabahat

So, Jake, let me clarify that question and the perhaps (inaudible). Revenue for cups and related cup lids, cup holders, and cup jackets (sp), the combination of all of that cup related products came in at approximately 20 million, or about 25% of total revenue in Q1 of 2021, still slightly down about 2% from Q1 of last year, however, staying steady compared to Q4 of 2020. In terms of the take-out containers, we did see that the take-out containers, the hinged (sp) containers grew to 11 million ,or 15% of revenue in Q1 of 2021, basically up from 9.5 million in Q4 of 2020 and 8 million in Q1 of 2020. So, that's some of the trend that we have been seeing, Jake, in terms of our product mix. The other thing, too, that we see a trend in our product mix is that a food products in terms of syrups and boba grew to about 13 million in Q1 of 2021, up from 10 million in both Q4 and Q1 of last year, Jake.

Karat Packaging, Inc. May 27, 2021, 5:00 PM Eastern

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Jake Bartlett

Great. That's really helpful. And my next question is on your manufacturing. And first part of that is, what percentage of your sales were manufactured that you manufactured yourself? And is that--do you expect that to increase in the near-term given the shortages and given the shortage now and the time it takes for freight to come across for (sp) Asia? How would (sp) your manufacturing ability kind of help you out here?

Ann Sabahat

Jake, that is a great question. And so, we continue to see our mix between our manufacturing and versus the sales from the goods that we import to be roughly between that 85% to 15% of goods we manufacture. And so, (inaudible) the way we view our manufacturing capability is that, to supplement, to be a flexible resource to our customers in terms of having products availability, but we do have limited number of (inaudible) that we manufacture ourselves at our (inaudible) our Texas facility. And so, we do still continue to see 15% of our goods, our revenue will come from manufacturing goods and about 85% to continue to come from our goods that we import from overseas.

Jake Bartlett

Okay. Thank you.

Alan Yu

And just to add that, Jake, yes, we are looking to increase our manufacturing to make sure that we do not run out of product for our existing customers rather than just 100% focusing on imports. And, also, this will reduce the cost of freight, as well. So, basically, we're--like Ann says, our revenue is growing, and our manufacturers domestically also growing with it.

Jake Bartlett

Got it. Got it. That makes sense. And then (sp), I got a question about the retail sales and the decline area (sp). I think earlier in the script, Alan, you mentioned that some of that was shifting just into the online channel. And I'm wondering, one, maybe how much of the increase in online sales were due to that shift of customers that used to be buying through the retail channel. And then, as part of that, I believe there is very different margin contribution or margin profiles for the retail and the online retail is less (sp). So, (inaudible) opting to pay more just for the convenience of ordering through the online channel?

Ann Sabahat

So, Jake, that is another great question. So, in terms of our dollar amount for online, we, Q-over-Q, we saw online increased by 4.7 million, or 70%. In terms of retail, we saw a decrease by 1.1 million, or negative of 16%. So, in essence, there is that shift from retail to online. In terms of our contribution margin, we continue to see our online to be the highest contribution margin of close to that 60%. And so, we definitely see that there is a shift to online in terms of our dollar amount and also in terms of the fact that we continue to see a contribution margin expansion to our online channels.

Alan Yu

Jake, let me ask with your--to answer your question. Yes, we see that customers are willing to pay more online just to make sure they get the product right now.

Karat Packaging, Inc. May 27, 2021, 5:00 PM Eastern

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Jake Bartlett

Okay. And then, the last question, although, I do have a few more, but that just the--you've mentioned the cost increases, the freight, and I believe resin is also higher (sp), and you're taking price to offset that. How do you view gross margins in 2021 relative to 2020? Do you expect just the net impact of those two things to be a drag on gross profits or gross margins or a benefit?

Ann Sabahat

So, Jake, we continue to see that it's--we're going to be able to maintain the gross margin expansion in 2021. So, we have effectively passed on the increases in our raw materials, as well as our increased freight and duty costs to our targeted customers. In January and February, we did see that to be a drag. However, in March, we rebounded very strongly in March and saw our gross margin above 32% in March. And so, we're very excited about the fact that we're seeing that trend into the next few quarters. And so, we definitely are able to maintain our margin expansion.

Jake Bartlett

Okay. And I actually have one more, and then I'll stop hogging the call. But the question was on Karat Earth. I believe the sales mix in the fourth quarter was about 8%. I think in 2020 it was 6%. What percentage of sales were Karat Earth in the first quarter of ‘21?

Ann Sabahat

So, eco-friendly--Jake, another great question. (Inaudible) eco-friendly products in Q1 of 2021 comprised roughly of 20% of our total revenue compared to Q1 of last year, which was slightly below 20%. So, eco-friendly products have increased slightly compared to Q4 of 2020 from roughly about 17%. In terms of our eco-friendly line, it was roughly about 5%, 5.5% for us in Q1 of 2021. But eco-friendly products comprised roughly about 20%, Jake.

Jake Bartlett

Great. Thank you very much.

Ann Sabahat

Absolutely.

Alan Yu

Thank you, Jake.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to Mr. Alan Yu for any closing remarks.

Alan Yu

Thank you, operator, and thanks to everyone for joining us today and for your support and interest in our company. We look forward to speaking with you again soon on our second quarter call.

Operator

The conference is now concluded. Thank you for attending today's presentation. You may now disconnect.

Karat Packaging, Inc. May 27, 2021, 5:00 PM Eastern